UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004

FIRST CAPITAL INCOME PROPERTIES, LTD. – SERIES XI

(Exact name of Registrant as Specified in Its Charter)

Illinois	0-15538	36-3364279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 North Riverside Plaza, Suite 700, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 207-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As a result of the sale of all Partnership properties and investments, the Partnership has been terminated pursuant to section 13.1 of the Partnership Agreement and adopted a Plan of Dissolution, a copy of which is attached hereto as Exhibit 2.1 and included herein by reference. The General Partner has commenced the winding up of the Partnership and has caused the Certificate of Limited Partnership of the Partnership to be cancelled. In connection therewith, immediately following the filing of this Current Report on Form 8-K, the General Partner intends to apply to the Securities and Exchange Commission to terminate the registration of the Limited Partnership Assignee Units of the Partnership under the Securities Exchange Act of 1934, as amended. Unless otherwise defined the terms used herein have the same meanings ascribed to them in the Partnership Agreement.

Immediately prior to the filing of this Current Report on Form 8-K, the Partnership’s assets consisted primarily of cash totaling $10,341,300 and total assets of $10,514,100. On the dissolution date, the Partnership will distribute $5,877,300 or $102.00 per Unit to Limited Partners of record as of November 30, 2004 representing the distribution of proceeds from the sale of Marquette Mall and Office Building. Also on the dissolution date, in addition to the distribution of sale proceeds, the Partnership will distribute $4,363,100 or $75.72 per unit representing the final liquidating distribution to the Limited Partners. In addition to the distributions to the Limited Partners, the assets will be utilized to satisfy expected future wind up expenses estimated at approximately $101,800. Accordingly, as of the date of the filing of this Current Report on Form 8-K, the Partnership has remitted $100,900 in cash and assigned all rights to receive the real estate tax refund to the General Partner, which in turn, has assumed the Partnership’s liabilities as well as Liquidation Costs. In the event that the Partnership’s Liabilities and Liquidation Costs exceed the sum of the amount paid to the General Partner in cash plus the amounts, if any, ultimately recovered on the assigned claims, the excess amount will be paid by the General Partner out of its own funds. Conversely, if the Partnership’s liabilities and Liquidation Costs are less than the cash payment to the General Partner plus any amounts recovered from the claims, the General Partner will retain the excess amount.

The General Partner will provide final income tax information to all Holders during 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CAPITAL INCOME PROPERTIES, LTD. – SERIES XI
(Registrant)

By:	First Capital Financial, L.L.C., its General Partner

By:	/s/ Philip G. Tinkler
Name:	Philip G. Tinkler
Title:	Vice President - Finance and Treasurer

Date: December 29, 2004

FIRST CAPITAL INCOME PROPERTIES, LTD. – SERIES XI

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Plan of Dissolution